UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  11/01/2005

Appalachian Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-15571

Georgia	58-2242407
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

829 Industrial Boulevard
Ellijay, Georgia 30540
(Address of Principal Executive Offices, Including Zip Code)

706-276-8000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

On November 1, 2005, Appalachian Bancshares, Inc. (the "Company") closed the sale of 165,000 shares of its common stock at $15.04 per share to Sandler O'Neill & Partners, L.P., which had exercised its over-allotment option to purchase the additional shares. The option was granted in connection with a firm commitment underwritten offering solely managed by Sandler O'Neill & Partners, L.P. that closed on October 12, 2005.

The Company received net proceeds of approximately $16.0 million from the offering and $2.4 million from the exercise of the over-allotment option, after deducting underwriting discounts and expenses. Net proceeds will be used for general purposes, which may include, among other things, providing additional capital to the Company's subsidiary, Appalachian Community Bank.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Appalachian Bancshares, Inc.

Date: November 04, 2005.	By:	/s/ Tracy R. Newton
Tracy R. Newton
Chief Executive Officer